First Blush, Inc.

Audited Financial Statements

As of, and for the Years Ended

December 31, 2009 and 2008

First Blush, Inc.	Page 1

FINANCIAL STATEMENTS

INDEX

•	Report of Independent Registered Public Accounting Firm	3

•	Financial Statements:
	Balance Sheets, December 31, 2009 and 2008	4

	Statements of Profit and Loss for the years ended
	December 31, 2009 and 2008	5

	Statements of Cash Flows for the years ended
	December 31, 2009 and 2008	6

	Statements of Stockholders' Equity (Deficit) for the years ended
	December 31, 2009 and 2008	7

	Notes to Financial Statements	8

First Blush, Inc.	Page 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of First Blush Inc.

We have audited the accompanying balance sheets of First Blush Inc. as of December 31, 2009 and 2008, and the related statements of  profit and loss, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2009. First Blush Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Blush Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
May 11, 2010

First Blush, Inc.	Page 3

First Blush, Inc.
Balance Sheets

	At December 31,
	2009	2008
Assets
Current assets:
Cash	$-	$874
Accounts receivable	37,065	7,519
Inventory	293,135	449,830
Deposits	-	72,844
Total current assets	330,200	531,067

Deferred income taxes	19,534	-
Intangible assets, net	55,786	65,214
Total assets	$405,520	$596,281

Liabilities & Equity (Deficit)
Current liabilities:
Accounts payable	$344,968	$221,048
Promotional liability	27,194	15,000
Other accrued liabilities	160,557	50,238
Notes payable - Parent, current	927,191	828,698
Notes payable related party, current	100,000	-
Total current liabilities	1,559,910	1,114,984

Commitments and contingencies

Equity
Series A preferred, par value $0.0001, 3,850,000 shares
authorized, 151,250 and 0 shares outstanding at
December 31, 2009 and 2008, respectively	15	-

Common stock, par value $0.0001, 14,850,000 and
11,000,000 authorized and 7,063,750 and 8,938,750
outstanding at December 31, 2009 and 2008,
respectively	706	894

Additional paid in capital	(244,437)	(519,597)
Retained loss	(910,674)	-
Total equity (deficit)	(1,154,390)	(518,703)
Total liabilities and equity (deficit)	$405,520	$596,281

The accompanying notes are an integral part of these financial statements.

First Blush, Inc.	Page 4

First Blush, Inc.
Statements of Profit and Loss

	For the Years Ended
	December 31,
	2009	2008

Gross revenue	$638,130	$735,625
Promotion allowance	(150,205)	(53,007)
Net revenue	487,925	682,618

Cost of goods sold	285,889	307,619
Gross profit	202,036	374,999

Selling, general and administrative expense	770,361	761,395

Write-off of deposits on future purchase commitments	72,620	-
Write-off of inventory	131,213	-
Abnormal production losses	28,415	-
Operating loss	(800,573)	(386,396)

Interest expense	129,635	-
Pre-tax loss	(930,208)	(386,396)

Tax benefit	(19,534)	-
Net loss	$(910,674)	$(386,396)

Basic loss per share	$(0.11)	$(0.05)

Diluted loss per share	$(0.11)	$(0.05)

Pro Forma Statement of Profit and Loss
For the Year Ended December 31, 2008
(Unaudited)
Pre-tax loss	$(386,396)
Tax benefit	8,114
Net loss	$(378,282)
Basic loss per share	$(0.05)
Diluted loss per share	$(0.05)

The accompanying notes are an integral part of these financial statements.

First Blush, Inc.	Page 5

First Blush, Inc.
Statements of Cash Flows

	For the Years Ended
	December 31,
	2009	2008
Cash flow used by operating activities:
Cash collected from customers	$458,379	$680,306
Cash paid to suppliers	(152,484)	(581,150)
Cash paid for management services	(434,257)	(209,840)
Cash paid for other selling, general & administrative costs	(345,992)	(462,709)
Net cash used by operating activities	(474,354)	(573,393)

Cash flow used by investing activities:
Purchase of long lived assets	-	(66,000)
Net cash used by investing activities	-	(66,000)

Cash flow from financing activities:
Proceeds from issuing notes payable	198,493	828,698
Dividends paid	-	(189,325)
Issue (redemption) of common stock	(1)	894
Issue preferred stock	274,988	-
Net cash from financing activities	473,480	640,267

Increase/(decrease) in cash	(874)	874
Cash at the start of the year	874	-
Cash at the end of the year	$-	$874

Reconciliation of net loss to cash used by operating activities

	For the Years Ending
	December 31,
	2009	2008
Net loss	$(910,674)	$(386,396)
Amortization expense	9,429	786
Warrants issued for consulting services	-	37,822
Increase in A/R	(29,546)	(2,312)
(Increase)/decrease in inventory	156,695	(360,875)
(Increase)/decrease in deposits	72,844	(72,844)
Increase in deferred tax asset	(19,534)	-
Increase in accounts payable & promotional liability	136,114	160,188
Increase in other accrued	110,318	50,238
Net cash flows used by operating activity	$(474,354)	$(573,393)

Supplemental disclosure of cash flow information
Cash paid for interest	$6,467	$-
The accompanying notes are an integral part of these financial statements.

First Blush, Inc.	Page 6

First Blush, Inc.
Statements of Stockholders' Equity (Deficit)

	Preferred Stock		Common		Additional
	Shares	Preferred	Shares	Common	Paid-in	Retained
	Outstanding	Stock	Outstanding	Stock	Capital	Loss	Total

Balance, January 1, 2008 (1)	-	$-	6,876,250	$688	$188,637	$(171,023)	$18,302

Net loss	-	-	-	-	-	(386,396)	(386,396)

Shares purchased by minority stockholders'	-	-	2,062,500	206	-	-	206

Issuance of warrants for services	-	-	-	-	37,822	-	37,822

Reclassification to note payable due reorganization	-	-	-	-	(188,637)	-	(188,637)

Constructive distribution of retained loss to APIC	-	-	-	-	(557,419)	557,419	-

Balance, December 31, 2008	-	$-	8,938,750	$894	$(519,597)	$-	$(518,703)

Net loss	-	-	-	-	-	(910,674)	(910,674)

Issue Series A Preferred Stock	151,250	15	-	-	274,973	-	274,988

Repurchased and cancelled common stock	-	-	(1,875,000)	(188)	187	-	(1)

Balance, December 31, 2009	151,250	$15	7,063,750	$706	$(244,437)	$(910,674)	$(1,154,390)

(1) Recapitalization of members' equity into 6,876,250 shares of common stock of First Blush, Inc.

The accompanying notes are an integral part of these financial statements.

First Blush, Inc.	Page 7

First Blush, Inc.

Notes to Financial Statements

1. The Company

Our company, First Blush, Inc., is a Delaware corporation and is based in Beverly Hills, California.  Currently, we produce and market two product lines:

1.	An all natural, premium grape juice crafted from 100% pure, fine wine grapes. We currently offer four juices: Cabernet, Merlot, Syrah and Chardonnay juice under the name “First Blush.”

2.
An all natural ready-to-drink tea crafted from 50% of our First Blush juice and 50% brewed organic white tea. We currently offer two teas: Cabernet White Tea and Chardonnay White Tea, also under the name “First Blush.”

We flash pasteurize all of our products for safety and product quality.  The result is that our products have a 24-month shelf life.

We sell our products in over 1500 retail outlets in the United States, primarily through grocery stores.

We purchase all of our grapes from third-party suppliers and outsource all production, warehousing and distribution.  As well, we utilize brokers to help us initiate new sales and service existing customers.

2.  Recapitalization

In January 2007, First Blush began operations as Rose Hill Gardens, LLC dba First Blush, a California limited liability company.  On August 1, 2008 the company formed a Delaware corporation, First Blush, Inc., 76.9% owned by Rose Hill Gardens, LLC and 2 other minority holders representing the remaining 23.1%.

On December 31, 2008 Rose Hill Gardens, LLC merged the assets of the business into First Blush, Inc.  In exchange First Blush, Inc. issued a promissory note to Rose Hill Gardens, LLC’s for $828,698, which represented the net contributions into the LLC, with the option to borrow additional funds up to a combined aggregate borrowing of $1,000,000.   The promissory note accrues annual interest at 12%.

The purpose of this merger was to create a corporate entity thus facilitating future attempts to raise capital.  There was no change in the business operations.

The transfer of the assets of Rose Hill Gardens, LLC into First Blush, Inc. is between entities under common control pursuant to Accounting Standards Codification 805, Business Combinations. The transfer of the assets also constitutes a set of activities and assets to be a business in accordance with FASB ASC 805.  For a transferred set of activities and assets to be a business, it must contain all of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set of assets is separated from the transferor, which include the ability to sustain a revenue stream by providing its outputs to customers. First Blush, Inc. obtained the inputs and processes necessary for normal operations.

First Blush, Inc.	Page 8

The transaction has been accounted for as a recapitalization of Rose Hill Gardens, LLC.  Accordingly, the assets were carried over to First Blush, Inc. at the historical carrying values and the historical operations of Rose Hill Gardens, LLC are presented in the accompanying financial statements as the historical operations of First Blush, Inc. for all periods presented.

Subsequent to formation of First Blush, Inc., Rose Hill Gardens, LLC’s interest increased to 97.4% as a result of the cancellation of 1,875,000 minority shareholder shares of First Blush, Inc.

The Company is majority owned by Rose Hill Gardens, LLC (the “Parent”).  The financial statements presented represent only those transactions of First Blush, Inc and not the consolidated accounts of RHG, its parent. Since subsidiary only statements are presented, the net contributions of Rose Hill Gardens, LLC are presented as Notes Payable – Parent in accompanying financial statements.

3. Summary of Significant Accounting Policies

a.	Use of estimates in preparation of financial statements

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of our financial statements and our reported amounts of revenue and expense during the reporting period. Actual results could differ from our estimates.

b.	Cash

We hold cash in accounts that are covered by FDIC insurance.

c. Accounts receivable

We require payment up to 30 days after delivery depending on the retailer.  To date we have collected 100% of our accounts receivable and as such do not have an allowance for uncollectible accounts.

First Blush, Inc.	Page 9

d. Inventory and inventory valuation

Our inventory consists of raw materials and finished goods as follows:

	At December 31,
	2009	2008

Finished goods
First Blush Juice	$57,782	$151,886
First Blush Tea	34,003	-
Total finished goods	$91,785	$151,886

Raw materials
Concentrate	$172,737	$293,814
Other	28,613	4,130
Total raw materials	$201,350	$297,944

Total Inventory	$293,135	$449,830

Finished goods include all of the costs to produce cases of completed juice and tea bottles that are ready to sell.  These costs include: 1) cost of physical inputs such as the cost of the juice and tea, the bottle, the cap, etc. and 2) cost of service inputs such as cost to mix the juice, fill the bottles, shipping raw materials to the bottler and storage of the finished goods.  In addition, we include in the cost of finished goods the cost of normal production losses expected to be incurred during the bottling process.  We use the industry norm of 5% of total production cost to calculate the loss factor to include in our inventory.   We expense any losses above 5% of total production cost in the period of production and report it separate from cost of goods sold in our statement of profit and loss.

In 2009, we had abnormal production losses in excess of the 5% norm equating to $28,415 due to issues with one of our bottlers.   These were expensed as part of operating income separate from cost of goods sold in our statement of profit and loss for the year ended December 31, 2009.

We value our inventory using a first-in first-out cost flow assumption adjusted for lower of cost or market valuation, if needed.  To date, no lower of cost or market valuation adjustments have been necessary.  In addition, our finished goods have a two year shelf-life; to date we have not had a loss related to expiration of our inventory’s shelf-life.

In 2009 as part of a strategic marketing decision we switched from using glass bottles to PET (Polyethylene terephthalate) bottles.  As a result of this decision, we wrote off $131,213 of inventory related to our glass bottle finished goods.

First Blush, Inc.	Page 10

e.	Revenue and related cost recognition

We recognize revenue when the following revenue recognition criteria are met:

•	We have persuasive evidence of a sales arrangement;

•	We have evidence that delivery of goods has occurred;

•	We have a sales price that is fixed or determinable; and

•	We have reasonable assurance of collectability.

We generally sell our product FOB destination and therefore transfer title and the related risks of ownership when the customer accepts the product at their receiving dock.

We report revenue net of any state imposed redemption requirements, which we collect from the purchaser and remit to the respective state.   We are not required to collect sales taxes as we sell to retailers, who are responsible for collecting sales taxes from the ultimate consumer.

Consistent with our revenue recognition practices, we recognize related cost of goods sold when our product is received by our customers.

f. Promotional liability

Many of our promotional programs are based on discounts given to the ultimate consumer at the point of purchase.  For these programs we generally reduce our price to the retailer for all product sold under promotion so there is no, or limited, impact on the retailer’s gross profit.  Because we do not know the ultimate amount of product that will be sold under promotional programs and because retailers pay us 100% of the purchase price upon purchase of our product, we accrue an estimated liability for the amount we expect will we will have to refund to the retailers due to these programs.  As a result we have an accrual for promotional programs of $27,194 and $15,000 at December 31, 2009 and 2008, respectively.

We treat promotional allowance as contra revenue and recorded promotional allowance of $150,205 and $53,007 for the years ended December 31, 2009 and 2008, respectively.

g. Shipping, storage and handling costs

We have shipping, storage and handling costs as follows:

•	Production and warehousing

First Blush, Inc.	Page 11

We incurred shipping, storage and handling costs related to our production process and storage of finished goods of $11,182 and $40,952 for the years ended December 31, 2009 and 2008, respectively.  These costs were capitalized as part of inventory and then expensed as cost of goods sold when the product was sold.

•	Sales

We incurred shipping and handling costs related to the sale of our product of $59,601 and $37,283 for the years ended December 31, 2009 and 2008, respectively.  These costs were expenses as incurred as part of selling, general and administrative costs.  We do not charge our customers for shipping costs.

h. Advertising

We incurred $11,690 of advertising costs for our advertisements in in-store circulars for the year ended December 31, 2009.  We expensed these costs as part selling, general and administrative expense.  We had no advertising costs in 2008.

i. Research and development

We incurred research and development costs to develop our product and packaging of $58,703 and $6,974 for the years ended December 31, 2009 and 2008, respectively.  We expensed these costs as part of selling, general and administrative expense.

j. Recent accounting pronouncements

There have been no recent accounting pronouncements that will directly and materially impact our company in the future.

4. Warrants

On November 18, 2008, we issued to one of our early advisors, Dan Levitan, as compensation for his services 1,000,000 warrants to purchase our common stock.  Dan Levitan agreed that the value of his services translated into approximately 6.7% of our company’s aggregate total authorized shares consisting at that time of the authorized 11,000,000 shares of common stock and 3,850,000 shares of Series A Preferred Stock, less $250,000.   As a result we issued to Dan Levitan 1,000,000 warrants to purchase common stock at an initial exercise price of $0.25 per option or exercise share.

First Blush, Inc.	Page 12

Dan Levitan is free to exercise his option free from vesting restrictions at any point during the seven-year option term, which expires November 18, 2015.  The exercise price for the warrants increases 12% compounded annually each year as follows:

Year	Option Price
1	$0.250
2	$0.280
3	$0.314
4	$0.351
5	$0.393
6	$0.441
7	$0.494

We have accounted for these warrants as equity instruments in accordance with Accounting Standards Codification 815-40 Contracts in an Entity’s Own Equity and 505-50 Equity-Based Payments to Non-Employees, and as such have classified them in stockholders’ equity.  We estimated the fair value of these warrants to be $35,432 at date of issuance using the Black-Scholes option pricing model with the following assumptions:

Expected volatility (A)	76%
Expected dividend yield	0.0%
Risk-free rate (B)	2.22%
Expected term	5 years
Expected strike price	$0.393

(A)
Because our company did not have its shares traded on a public stock exchange we had to use a proxy to calculate volatility.  We used share price data for five historical years for a small publically traded beverage company with market capitalization of less than $35 million.

(B)	We used the rate on U.S. federal government bonds with a five-year term found at http://www.federalreserve.gov/releases/h15/data.htm.

5. Commitments and Contingencies

a. Guarantees

We have not guaranteed the debt or commitments of any third party.

b. Off-balance sheet arrangements

We do not have off-balance sheet arrangements.

First Blush, Inc.	Page 13

c. Purchase commitments

We sometimes enter into purchase commitments to buy grape juice concentrate as part of our normal course of business.  These commitments have been for periods of a year or less.  We evaluate the pricing in these commitments periodically against current market prices.  If we determine that the current market prices are lower than the prices in our commitment and we expect that those market prices will remain lower than the commitment price at the point we anticipate purchasing the concentrate, we recognize a loss in the period of determination and recognize that loss apart from cost of goods sold.  To date we have not recognized losses related to price decreases on purchase commitments.

In September of 2008 we entered into two one-year purchase commitment contracts to purchase a set number of gallons of concentrate at an aggregate price of approximately $363,000.  The terms of each contract required that we pay a deposit equal to 20% of the total amount to be purchased amounting in aggregate to $72,844, as reflected in deposits on our balance sheet dated December 31, 2008.   The terms also required that we take delivery of all concentrate within one year.  We purchased solely under these contracts through their expiration in 2009.  Due to impact of the economic crisis, we did not purchase the full amount of concentrate per these contracts and as a result expensed $72,620 of the unapplied deposit in 2009, as reflected in our statement of profit and loss.

We had no purchase commitment obligations at December 31, 2009.

6. Notes payable

At December 31, 2008 we issued a senior secured promissory note to Rose Hill Gardens, LLC’s for $828,698 with the option to borrow additional funds up to an aggregate borrowing of $1,000,000.   The promissory note accrues annual interest at 12% compounded.   Rose Hill Gardens LLC may call the note due along with all outstanding accrued interest by providing us 30 days advanced notice, however, irrespective of this provision, the note and all outstanding accrued interest are due December 31, 2010.  We have collateralized the note by issuing a first position perpetual senior secured interest in all assets of our company.  During the year ended December 31, 2009 we borrowed an additional $98,493 under this note making the total principal outstanding at December 31, 2009 equal to $927,191.  As a result, $72,809 is available for additional borrowings under this note at December 31, 2009.  As of December 31, 2009 all interest due under this note is accrued, unpaid and reported under other accrued liabilities in our balance sheet.

On June 26, 2009 we borrowed $100,000 from Michael D. Bagdasarian, Trustee, under a senior secured promissory note.  This note earns interest at 12% per year compounded.  We have collateralized the note by issuing a first position perpetual senior secured interest in all assets of our company and a priority interest in the accounts receivable outstanding at June 26, 2009.  The note was due upon collection of those accounts receivable, all of which were collected by December 31, 2009.  As a result the note was due upon call at December 31, 2009.   As of December 31, 2009 all interest due under this note has been paid.

Rose Hill Gardens, LLC and Michael D. Bagdasarian, Trustee are related parties of our company.

First Blush, Inc.	Page 14

7.  Fair Value of Financial Instruments

We have adopted the applicable provisions of the new accounting guidance on fair value measurements which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements related to financial instruments.

Current fair value accounting guidance includes a hierarchy that is intended to increase consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The current guidance establishes a three-tiered fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;
•
Level 2. Inputs, other than quoted prices, that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Financial Accounting Standards Board’s accounting guidance requires disclosure of fair value information about financial instruments, whether or not recognized in the accompanying balance sheets. Fair value as defined by the guidance is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value estimates of financial instruments are not necessarily indicative of the amounts we might pay or receive in actual market transactions. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

•	Receivables, Accounts Payable and Certain Other Accrued Liabilities.

Due to their short-term nature, fair value approximates carrying value.

First Blush, Inc.	Page 15

•	Notes payable.

o	The following table reflects the carrying value and fair value of our notes payable:

At December 31,		At December 31,
2009		2008
Carrying Value	Fair Value	Carrying Value	Fair Value

$1,027,191	$1,025,499	$828,698	$828,698

➢ Notes payable at 2009

We believe the carrying value of our fixed rate debt at December 31, 2009 is not a reasonable estimate of its fair value due to changes in the credit markets during 2009.  We have estimated the fair value of our fixed rate debt at December 31, 2009 using discounted cash flow techniques based on level 3 inputs, as discussed in the paragraph above.  Specifically we estimated the fair market discount rate for our debt at December 31, 2009 considering the credit markets, our credit risk and the terms of our debt including call provisions and collateral.

➢	Notes payable at 2008

We believe the carrying value of our fixed rate debt at December 31, 2008 is a reasonable estimate of its fair value given that the debt was executed at December 31, 2008 in consideration of current conditions both in terms of the market and our company.

8. Related party footnote

We have transactions with related parties as follows:

•	Rose Hill Gardens, LLC

We had a note payable with a balance of $927,191 and $828,698 as of December 31, 2009 and 2008, respectively, to Rose Hill Gardens, LLC.  Rose Hill Gardens, LLC owned 97.4% and 76.9% of our company on December 31, 2009 and 2008, respectively.  Victoria Briggs, our Chief Financial Officer, acting president and member of our board of directors, is the sole owner of Rose Hill Gardens, LLC.

In addition starting January 1, 2009 we began paying Rose Hill Gardens, LLC a consulting fee of $8,500 per month for office rent and related expenses as well as operating and management services including, but not limited to, sales and marketing, fulfillment, production, customer service and accounting.  Either party may terminate this agreement at any time.

First Blush, Inc.	Page 16

•	Michael D. Bagdasarian, Trustee

We had a note payable of $100,000 to Michael D. Bagdasarian, Trustee.  Michael Bagdasarian is the father of Chris Bagdasarian who is Victoria Briggs’ husband.

9. Intangibles

We have the following amortizable intangible asset:

	At December 31,
	2009			2008
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Exclusive right to use bottle production mold	$66,000	$(10,214)	$55,786	$66,000	$(786)	$65,214

While we have the exclusive right to use the bottle production mold in perpetuity, we estimate its economic life to be seven years and amortize it straight-line over this period.  We incurred amortization expense related to this asset of $9,429 and $786 for the years ended December 31, 2009 and 2008, respectively.

As of December 31, 2009, we expect amortization expense for this asset for the next six years to be as follows:

2010	$9,429
2011	$9,429
2012	$9,429
2013	$9,429
2014	$9,429
2015	$8,641
$55,786

First Blush, Inc.	Page 17

10. Income Taxes

We had income taxes as follows:

	For the Years Ended
	December 31,
	2009	2008

Loss before income taxes	$(930,208)	$(386,396)

Benefit for income taxes:
Current	$-	$-
Defered	(19,534)	-
Total benefit for income taxes	$(19,534)	$-

Deferred tax asset
Net operating loss carry forward	$390,687	$-
Valuation allowance	(371,153)	-
Deferred tax benefit, net	$19,534	$-

Analysis of valuation allowances
Balance, beginning of year	$-	$-
Provision	371,153	-
Balance, end of year	$371,153	$-

Net operating losses can be used to offset future operating income; however, they expire if not used within 20 years.  We have established a valuation allowance for our deferred tax asset of 95% of the asset value because of our going concern issues.

The net operating loss asset generated in 2008 is for the benefit of Rose Hills Garden, LLC and did not transfer to First Blush, Inc. as part of the merger.  As a result, we did not recognize a benefit and related deferred tax asset for the 2008 operating loss, however, in our statement of Profit and Loss we present unaudited pro forma net income and earnings per share as if we did recognize the benefit of the net operating loss for 2008.  For this unaudited pro forma calculation we calculated: 1) a net operating loss benefit to be $162,286 using statutory tax rates, and 2) a valuation allowance of 95% or $154,172 because of our going concern issues.

First Blush, Inc.	Page 18

11. Calculation of Earnings per Share

Basic earnings per share is calculated by dividing net income by the weighted-average number of shares outstanding during the period. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares outstanding after giving effect to all potentially dilutive common shares outstanding during the period. Basic and diluted earnings per share were calculated as follows:

	For the Years Ended
	December 31,
	2009	2008
Net loss	$(910,674)	$(386,396)
Weighted average common shares outstanding:
Basic	8,157,500	7,719,833
Effect of dilutive potential common stock:
Stock options	-	-
Non-vested shares	-	-
Diluted	8,157,500	7,719,833

Basic loss per share	$(0.11)	$(0.05)

Diluted loss per share	$(0.11)	$(0.05)

Because their inclusion would have had an anti-dilutive effect, we excluded potential common shares of 1,000,000 for the years ended December 31, 2009 and 2008, consisting of warrants.

12. Incentive Stock Options

On November 18, 2008 our board of directors adopted our 2008 Equity Incentive Plan.  The plan establishes 1,061,250 incentive stock options to be granted to employees of our company.  On this date the board also approved the issuance of 625,000 of these options to be granted to two individuals upon their becoming employees of our company, however, these individuals did not become employees and therefore received no options.  As a result, there were no outstanding options under this plan at December 31, 2009 and 2008.

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13. Equity

Preferred Stock

On December 24, 2008, we filed amended articles of incorporation that included the authorization for the issuance of 3,850,000 shares of $0.0001 par value Series A Preferred Stock, of which we had 151,250 and 0 shares outstanding at December 31, 2009 and 2008, respectively, issued at a price of $1.8181815 per share.  The Series A Preferred Stock has the following terms:

•
Liquidation preference - In the event of liquidation of the company, we are required to pay preferred shareholders their original investment plus all declared and unpaid dividends on the Series A Preferred Stock, before we pay common share holders any proceeds from liquidation.

•
Dividend preference - Holders of Series A Preferred Stock, in preference to the holders of common stock, shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rate of 8.0% of the original issue price $1.8181815 per year on each outstanding share of Series A Preferred Stock.   Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

•	Participation rights – Holders of Series A Preferred Stock share ratably with the common stockholders in any profit distributions beyond the prescribed rate.

•
Voting rights - Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock could be converted.

•	Conversion rights - The Series A Preferred Stock holders have the right to convert to common at the contractually defined conversion rate.

Each Share of Series A Preferred shall automatically be converted into shares of Common Stock based upon the contractual conversion price at any time upon the affirmative election of the majority of the outstanding shares of the Series A Preferred or immediately upon the closing of an effective registration statement under the Securities Act of 1933.

Common stock

On August 7, 2009 we terminated our consulting agreement with our Chief Executive Officer and repurchased his 1,875,000 shares of our common stock for $1.  We subsequently cancelled those shares and as such they are part of our authorized but unissued shares of common stock.

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14. Concentrations

As of December 31, 2009 and 2008 we had material concentrations in terms of our customers, the limited number of products that we sell, raw materials that we use, the relatively few suppliers that we use and accounts receivable.  These concentrations and the fact that our raw materials are commodities make us vulnerable to near-term severe and adverse consequences if there is disruption in any of these concentrations.  And, it is reasonably likely that disruptions could occur in these concentrations in the near term and could cause adverse consequence for our company and our investors’ investments therein.  For example, the loss of our biggest customer would cause revenue, profit and cash flow to drop precipitously as would a  material increase in the cost of grapes.

15. Going Concern

We are in the start-up phase of our company and have incurred costs in forming our product and establishing a market for it.   We incurred losses of $910,674 and $386,396 and used cash in our operations of $474,354 and $573,393 for the years ended December 31, 2009 and 2008, respectively.  In addition, at December 31, 2009 our current liabilities of $1,559,910 are in considerable excess of our current assets of $330,200.   As a result of these factors, there is substantial doubt about our ability to continue as a going concern and our ability to pay off our current liabilities.   We are attempting to obtain additional capital through either debt or equity financing sources, or a combination of the two, however, if we are unable to obtain additional capital we may need to declare bankruptcy, discontinue operations or both.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

16. Subsequent events

        On April 1, 2010, we entered into a non-binding letter of intent with AFH Holding and Advisory, LLC with respect to a potential business combination pursuant to a merger, share exchange or otherwise agreed to transaction.  This transaction contemplates AFH Holding & Advisory will retain 10% of the combined entities resulting in a change in control and receive a cash fee of $250,000.  As this transaction has not been finalized, we do not know what its ultimate impact, nor the ultimate impact of our intentions, will be on our financial statements or our ability to continue as a going concern.

        We have evaluated subsequent events through May 11, 2010; the date we issued these financial statements.

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